As Filed with the Securities and Exchange Commission on May 19, 2017

     Registration Nos. 333-

175165, 333-192341 and 333-203916

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-175165

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-192341

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-203916

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Primo Water Corporation

(Exact name of registrant as specified in its charter)

Delaware	82-1161432
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 North Cherry Street, Suite 501
Winston-Salem, NC	27101
(Address of principal executive offices)	(Zip Code)

Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan

Primo Water Corporation 2004 Stock Plan

Primo Water Corporation 2010 Employee Stock Purchase Plan

(Full title of the plan)

Mark Castaneda

Chief Financial Officer

Primo Water Corporation

101 North Cherry Street, Suite 501

Winston-Salem, North Carolina 27101

(Name and address of agent for service)

(336) 331-4000

(Telephone number, including area code,

of agent for service)

____________________________

Please send copies of all communications to:

Sean M. Jones

K&L Gates LLP

Hearst Tower, 47th Floor

Charlotte, North Carolina 28202

(704) 331-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer □	Accelerated filer ☑
Non-accelerated filer □	Smaller reporting company □
(Do not check if a smaller reporting company)	Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

EXPLANATORY NOTE

This Post-Effective Amendment (“Post-Effective Amendment”) filed by Primo Water Corporation (formerly known as “New PW Holdco, Inc.”), a Delaware corporation (the “Company”), relates to the following Registration Statements on Form S-8 (the “Registration Statements”) filed by Primo Water Operations, Inc. (formerly known as “Primo Water Corporation”), a Delaware corporation (the “Predecessor”), with the Securities and Exchange Commission (the “Commission”):

●

File No. 333-175165, as filed with the Commission on June 27, 2011, originally registering an aggregate of 1,037,817 shares of the common stock of the Predecessor (“Common Stock”), comprised of 718,273 shares of Common Stock issuable under the Primo Water Corporation 2010 Omnibus Long-Term Incentive Plan (as subsequently amended, the “Omnibus Plan”), 295,586 shares of Common Stock issuable under the Primo Water Corporation 2004 Stock Plan (the “2004 Plan”) and 23,958 shares of Common Stock issuable under the Primo Water Corporation 2010 Employee Stock Purchase Plan (the “ESPP”).

●

File No. 333-192341, as filed with the Commission on November 14, 2013, originally registering an aggregate of 1,750,000 shares of Common Stock, comprised of 1,500,000 shares of Common Stock issuable under the Omnibus Plan and 250,000 shares of Common Stock issuable under the ESPP.

●	File No. 333-203916, as filed with the Commission on May 6, 2015, originally registering 1,500,000 shares of Common Stock issuable under the Omnibus Plan.

The Company, as the successor registrant to the Predecessor, is filing this Post-Effective Amendment pursuant to Rule 414 of the Securities Act of 1933, as amended (the “Securities Act”), to reflect an internal reorganization of the Predecessor (the “Reorganization”).

To effect the Reorganization, the Predecessor formed the Company and in turn caused the Company to form New PW Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub”). The Reorganization was implemented pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”) by the merger of Merger Sub with and into the Predecessor (the “Merger”). The Predecessor survived the Merger as a direct, wholly owned subsidiary of the Company and each outstanding share of capital stock of the Predecessor was converted in the Merger into a share of capital stock of the Company having the same designations, rights, powers and preferences and the same qualifications, limitations and restrictions as the share of the Predecessor’s capital stock being converted. The Company is deemed to be the successor issuer of the Predecessor under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Immediately following the Merger, the Company entered into a Compensation Plan and Warrant Assignment Agreement with the Predecessor pursuant to which the Company assumed all of the Predecessor’s rights and obligations under all of its employee benefit plans, agreements and arrangements, equity incentive plans and sub-plans and related agreements, including obligations with respect to the outstanding shares pursuant to the Omnibus Plan, the 2004 Plan and the ESPP (collectively, the “Plans”), and outstanding warrants to purchase Common Stock.

In accordance with paragraph (d) of Rule 414 of the Securities Act, the Company hereby expressly adopts the Registration Statements as its own registration statements (except as specifically amended by this Post-Effective Amendment) for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act. No changes are being made hereby to the prospectuses which form a part of the Registration Statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 with respect to a particular Plan will be delivered to participants in such Plan, as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of the applicable Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the applicable Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act with respect to each of the Plans.

Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of the Registration Statements. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Primo Water Corporation, Attn: Corporate Secretary, 101 North Cherry Street, Suite 501, Winston-Salem, NC 27101, phone number (336) 331-4000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 16, 2017;

●	Quarterly Report on Form 10-Q for the period ended March 31, 2017 filed with the SEC on May 10, 2017;

●	Current Reports on Form 8-K filed on April 28, 2017 and May 19, 2017 (other than portions of those documents furnished but deemed not to have been filed); and

●

The description of the Company’s common stock contained in the Registration Statement on Form S-1 filed with the SEC on March 12, 2010, as amended (File No. 333-165452), which description is incorporated by reference into the Registration Statement on Form 8-A (File No. 001-34850) filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) on August 11, 2010, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Company is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the SEC.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.      Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Primo Water Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 19, 2017)

4.2	Bylaws of Primo Water Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 19, 2017)

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Primo Water Corporation (incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-3 (File No. 333-200016) filed on May 19, 2017)

4.4

Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders filed on April 13, 2012)

4.5

Amendment No. 1 to Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders filed March 30, 2015)

4.6

Amendment No. 2 to Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders filed on March 29, 2017)

4.7

Primo Water Corporation 2010 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed on April 26, 2010)

4.8

Amendment No. 1 to Primo Water Corporation 2010 Employee Stock Purchase Plan (incorporation by reference to Appendix B to the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders filed on April 13, 2012)

4.9

Amendment No. 2 to Primo Water Corporation 2010 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders filed on March 29, 2017)

4.10

Primo Water Corporation 2004 Stock Plan (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-165452) filed on April 26, 2010)

5.1	Opinion of K&L Gates LLP (filed herewith)

23.1	Consent of BDO USA, LLP (filed herewith)

23.2	Consent of RSM US LLP (filed herewith)

23.3	Consent of K&L Gates LLP (contained in Exhibit 5 to this Registration Statement and filed herewith)

24.1	Power of Attorney*

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on May 19, 2017.

PRIMO WATER CORPORATION

By:	/s/ Billy D. Prim
	Name:	Billy D. Prim
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated, in each case on May 19, 2017:

Signature	Title

/s/ Billy D. Prim	Chairman, Chief Executive Officer and Director
Billy D. Prim	(Principal Executive Officer)

/s/ Mark Castaneda	Chief Financial Officer
Mark Castaneda	(Principal Financial Officer)

/s/ David J. Mills	Vice President of Finance
David J. Mills	(Principal Accounting Officer)

*	Director
Richard A. Brenner

*	Director
Susan E. Cates

*	Director
Jack C. Kilgore

*	Director
Malcolm McQuilkin

/s/ Charles A. Norris	Director
Charles A. Norris

/s/ Matthew T. Sheehan	Director
Matthew T. Sheehan

*	Director
David L. Warnock

* By: /s/ Mark Castaneda Mark Castaneda Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Primo Water Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 19, 2017)

4.2	Bylaws of Primo Water Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 19, 2017)

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Primo Water Corporation (incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-3 (File No. 333-200016) filed on May 19, 2017)

4.4

Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders filed on April 13, 2012)

4.5

Amendment No. 1 to Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders filed March 30, 2015)

4.6

Amendment No. 2 to Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders filed on March 29, 2017)

4.7

Primo Water Corporation 2010 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) filed on April 26, 2010)

4.8

Amendment No. 1 to Primo Water Corporation 2010 Employee Stock Purchase Plan (incorporation by reference to Appendix B to the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders filed on April 13, 2012)

4.9

Amendment No. 2 to Primo Water Corporation 2010 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders filed on March 29, 2017)

4.10

Primo Water Corporation 2004 Stock Plan (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-165452) filed on April 26, 2010)

5.1	Opinion of K&L Gates LLP (filed herewith)

23.1	Consent of BDO USA, LLP (filed herewith)

23.2	Consent of RSM US LLP (filed herewith)

23.3	Consent of K&L Gates LLP (contained in Exhibit 5 to this Registration Statement and filed herewith)

24.1	Power of Attorney*

* Previously filed.